EXHIBIT (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

ALARIS Medical Systems, Inc.

BY

Blue Merger Corp.

a wholly owned subsidiary

OF

Cardinal Health, Inc.

AT

$22.35 NET PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 25, 2004, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated May 28, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by Blue Merger Corp., a Delaware corporation (“Subcorp”) and a wholly owned subsidiary of Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of ALARIS Medical Systems, Inc., a Delaware corporation (“ALARIS”), at a purchase price of $22.35 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 28, 2004 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”) enclosed herewith. Holders of Shares whose certificates for such Shares (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1. The Offer price is $22.35 per Share, net to the seller in cash, without interest thereon.

2. The Offer is made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 18, 2004, by and among Cardinal Health, Subcorp and ALARIS (as it may be amended or supplemented from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Subcorp, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law, Subcorp will be merged with and into ALARIS (the “Merger”). Following the effective time of the Merger, ALARIS will continue as the surviving corporation and become a wholly owned subsidiary of Cardinal Health and the separate corporate existence of Subcorp will cease.

4. The Board of Directors of ALARIS unanimously (1) approved the Merger Agreement, and deemed the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of the ALARIS stockholders, (2) approved the Merger Agreement, the Support Agreement and the transactions contemplated by the Merger Agreement and the Support Agreement, including the Offer and the Merger in all respects and for purposes of Section 203 of the DGCL, and (3) recommends that the ALARIS stockholders accept the Offer and tender their Shares under the Offer to Subcorp.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 25, 2004, unless the Offer is extended.

6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, together with any other Shares then beneficially owned by Cardinal Health or Subcorp or any of their subsidiaries (disregarding any shares tendered by any executive officer or director of ALARIS), represents at least 59,183,803 Shares (an amount equal to one share more than the number of shares equal to (A) ALARIS’ Majority Stockholder’s shares plus (B) a majority of the then issued and outstanding shares (other than (i) ALARIS’ Majority Stockholder’s shares and (ii) shares owned beneficially or of record by directors or executive officers of ALARIS)), and (2) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or under any applicable foreign statutes or regulations having expired or been terminated. The Offer also is subject to other conditions set forth in the Offer to Purchase. See Section 14—“Conditions of the Offer” of the Offer to Purchase.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Cardinal Health and Subcorp are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Cardinal Health and Subcorp become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Cardinal Health and Subcorp will make a good faith effort to comply with that state statute. If, after a good faith effort, Cardinal Health and Subcorp cannot comply with the state statute, Subcorp will not make the Offer to, nor will Subcorp accept tenders from or on behalf of, the ALARIS stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

ALARIS Medical Systems, Inc.

BY

Blue Merger Corp.

a wholly owned subsidiary

OF

Cardinal Health, Inc.

AT

$22.35 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated May 28, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Blue Merger Corp., a Delaware corporation (“Subcorp”) and a wholly owned subsidiary of Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of ALARIS Medical Systems, Inc., a Delaware corporation (“ALARIS”), at a purchase price of $22.35 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered*

Dated: , 2004

SIGN HERE

Signature(s)

Please Print

Address

Area Code and Telephone

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.